UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2012

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 573-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2012, Navigant Consulting, Inc. (the “Company”) entered into an employment agreement with Lee A. Spirer in connection with his appointment to the position of Executive Vice President and Global Business Leader of the Company, effective November 5, 2012. Over the course of his career, Mr. Spirer, age 45, has served in a variety of strategic and operational roles in a range of professional and business services organizations. From April 2009 to May 2012, Mr. Spirer served as Senior Vice President and Global Business Head of Kroll Risk & Compliance Solutions, and prior to that, from September 2005 to February 2008, Mr. Spirer served as Senior Vice President and Global Leader of Corporate Strategy and Development for Dun & Bradstreet Corporation. From June 2001 to September 2005, Mr. Spirer held several senior management roles at IBM Business Consulting Services, last serving as General Manager, Global Financial Markets. In addition, from March 2008 to April 2009 and again from June 2012 to October 2012, Mr. Spirer served as Managing Partner of LAS Advisory Services, advising private equity and venture capital firms on a variety of strategic and operational issues.

There are no arrangements or understandings between Mr. Spirer and any other person pursuant to which he was appointed as an officer of the Company. There are no transactions in which Mr. Spirer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The term of the employment agreement begins on November 5, 2012 and ends on March 31, 2016, unless earlier terminated, subject to a two-year extension if a change of control of the Company occurs prior to March 31, 2016. Under the employment agreement, Mr. Spirer will receive an initial annual base salary of $550,000 and, commencing in calendar 2013, is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the Compensation Committee of the Board of Directors (the “Committee”). Under the terms of the employment agreement, Mr. Spirer’s target bonus under the annual incentive plan will equal 75% of his base salary. The employment agreement binds Mr. Spirer to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Mr. Spirer other than for “cause” or if Mr. Spirer terminates his employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Mr. Spirer a cash severance payment equal to the sum of his base salary and the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or his target bonus if Mr. Spirer’s employment is terminated prior to the date he is eligible to receive his first annual bonus. The employment agreement also provides that if (i) during the one-year period following a change of control, the Company terminates Mr. Spirer’s employment other than for cause, death or disability or if Mr. Spirer terminates his employment for good reason or (ii) during the six-month period preceding a change of control, the Company terminates Mr. Spirer’s employment other than for cause, death or disability in anticipation of a change of control transaction that the Board of Directors is actively considering and that is ultimately consummated, the Company will pay Mr. Spirer a cash severance payment equal to two times the sum of (1) his base salary and (2) the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or his target bonus if Mr. Spirer’s employment is terminated prior to the date he is eligible to receive his first annual bonus. In the event Mr. Spirer becomes eligible for cash severance benefits under the employment agreement, the Company will also pay Mr. Spirer on a monthly basis an amount equal to COBRA premiums (less the amount of his portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination, and Mr. Spirer would also be eligible to receive any earned but unpaid annual bonus for the year prior to his termination and a prorated annual bonus based on actual performance for the year in which Mr. Spirer’s employment terminates.

The foregoing description of the Company’s employment agreement with Mr. Spirer is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with his appointment, the Committee approved a one-time grant of restricted stock units to Mr. Spirer, effective on November 5, 2012, with an aggregate grant date fair value equal to $500,000, calculated based on the average closing price of the Company’s common stock for the 30 calendar day period immediately preceding (but not including) the grant date. The restricted stock units will vest in one-third annual increments subject to Mr. Spirer’s continued employment through the vesting dates, except that (i) the restricted stock units will vest on a pro rata basis in the event Mr. Spirer’s employment is terminated due to death or disability or if the Company terminates Mr. Spirer’s employment other than for “cause” (as defined in the employment agreement) prior to a change of control of the Company, (ii) the restricted stock units will fully vest in the event Mr. Spirer’s employment is terminated by the Company other than for cause or by Mr. Spirer for “good reason” (as defined in the employment agreement) within two years following a change of control of the Company and (iii) the restricted stock units will fully vest if a change of control of the Company occurs pursuant to which the award is not effectively assumed by the successor entity. The grant of restricted stock units will be evidenced by, and further subject to the terms and conditions set forth in, a restricted stock unit award agreement, the form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Committee also approved a sign-on cash bonus equal to $68,750, subject to pro rata repayment if Mr. Spirer terminates his employment without “good reason” or is terminated by the Company for “cause” (in each case, as defined in the employment agreement) within the first year of his employment with the Company.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2012, the Company issued a press release announcing Mr. Spirer’s appointment as the Company’s Executive Vice President and Global Business Leader, effective November 5, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of October 23, 2012, between Navigant Consulting, Inc. and Lee A. Spirer.
10.2	Form of Restricted Stock Unit Award Agreement.
10.3	Sign-On Incentive Recovery Agreement, effective November 5, 2012, by and between Lee A. Spirer and Navigant Consulting, Inc.
99.1	Press Release dated October 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

October 26, 2012	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

(d)	Exhibits.

10.1	Employment Agreement, dated as of October 23, 2012, between Navigant Consulting, Inc. and Lee A. Spirer.
10.2	Form of Restricted Stock Unit Award Agreement.
10.3	Sign-On Incentive Recovery Agreement, effective November 5, 2012, by and between Lee A. Spirer and Navigant Consulting, Inc.
99.1	Press Release dated October 25, 2012.